UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2016

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 2, 2016, Ixia (the “Company”) held its 2016 Annual Meeting of Shareholders (the “2016 Annual Meeting”). Set forth below is a brief description of each matter voted upon at the 2016 Annual Meeting, and the voting results with respect to each such matter.
1.A proposal to elect each of the following six nominees for director to serve until the next annual meeting of the Company’s shareholders and until such time as his or her successor is duly elected and qualified or until his or her earlier resignation, removal, or death:

Director	Votes For	Votes Withheld	Broker Non-Votes
Laurent Asscher	69,326,062	2,235,653	6,585,522
Ilan Daskal	68,771,043	2,790,672	6,585,522
Jonathan Fram	48,187,598	23,374,117	6,585,522
Errol Ginsberg	69,657,863	1,903,852	6,585,522
Gail Hamilton	48,187,497	23,374,218	6,585,522
Bethany Mayer	69,776,821	1,784,894	6,585,522

2.A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
68,757,402	2,451,049	353,264	6,585,522

3.A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions
76,828,613	1,289,792	28,832

Pursuant to the foregoing votes, at the 2016 Annual Meeting, the Company’s shareholders (i) elected each of the nominees for director to serve until the next annual meeting of the Company’s shareholders and until such time as his or her successor is duly elected and qualified or until his or her earlier resignation, removal, or death; (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Item 8.01	Other Events.
On June 1, 2016, following a hearing on May 27, 2016, the U.S. District Court for the Central District of California (the “Court”) entered an order granting final approval of the Stipulation and Agreement of Settlement, dated November 17, 2015, providing for the settlement of the consolidated shareholder derivative action, captioned In re Ixia Shareholder Derivative Litigation, pending against Ixia (the “Company”), as a nominal defendant, and certain of its current and former officers and directors. The order also approved the award of attorneys’ fees and expenses to Plaintiffs’ counsel in the amount of $575,000, which will be paid by one of the Company's insurance carrier. As previously reported, the Court had granted preliminary approval of the settlement in an order dated February 26, 2016. The Court’s order is subject to appeal. In the event no appeal is filed, the settlement will become effective at the end of the appeal period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated:	June 6, 2016	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel,
and Corporate Secretary